REVISED 12/1/07


                           Exhibit 23(n)(2) under Form N-1A
                           Exhibit 99 under Item 601/Reg. S-K


                      INSTITUTIONAL SERVICE SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Service Shares will consist of sales and shareholder servicing by financial intermediaries. The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional Service Shares will bear the following fees and expenses:

FEES AND EXPENSES    MAXIMUM AMOUNT ALLOCATED INSTITUTIONAL SERVICE SHARES
SALES LOAD           None
CONTINGENT DEFERRED  None
SALES CHARGE
("CDSC")
SHAREHOLDER SERVICE  Up to 25 basis points (0.25%) of the average daily net
FEE                  asset value
12B-1 FEE            As set forth in the attached Schedule
OTHER EXPENSES       Itemized expenses incurred by the Fund with respect to
                     holders of Institutional Service Shares as described in
                     Section 3 of the Plan



2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:   None
EXCHANGE PRIVILEGES: Institutional Service Shares may be exchanged for
                     Institutional Service Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Liberty U.S. Government Money Market Trust and Class K
                     Shares. Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary
                     Fund Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.







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                                                                 REVISED 12/1/07




                               SCHEDULE OF FUNDS

                     OFFERING INSTITUTIONAL SERVICE SHARES



The Funds set forth on this Schedule each offer Institutional Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

MULTIPLE CLASS COMPANY                                        12B-1 FEE
Series


FEDERATED ADJUSTABLE RATE SECURITIES FUND                      0.25%

FEDERATED GNMA TRUST                                           0.05%

FEDERATED INCOME SECURITIES TRUST:
Federated Intermediate Corporate Bond Fund                     0.25%
Federated Short-Term Income Fund                               0.15%

FEDERATED INCOME TRUST                                         0.05%


FEDERATED INDEX TRUST                                          0.30%
Federated Max-Cap Index Fund

FEDERATED INSTITUTIONAL TRUST:
Federated Government Ultrashort Duration Fund                  0.05%
Federated Intermediate Government/Corporate Fund               0.05%

FEDERATED INTERMEDIATE GOVERNMENT FUND, INC.                   0.25%

FEDERATED SHORT-INTERMEDIATE DURATION MUNICIPAL TRUST
(formerly Federated Short-Term Municipal Trust)                0.25%

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND                    0.25%

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Mortgage Fund                                        0.25%
Federated Total Return Bond Fund                               0.25%
Federated Ultrashort Bond Fund                                 0.25%

FEDERATED U.S. GOVERNMENT SECURITIES FUND:  1-3 YEARS          0.25%

FEDERATED U.S. GOVERNMENT SECURITIES FUND:  2-5 YEARS          0.05%





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                                                                 REVISED 12/1/07



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|        MULTIPLE CLASS COMPANY         |12B-1 FEE|
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|                                       |         |
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|MONEY MARKET OBLIGATIONS TRUST:        |         |
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|Arizona Municipal Cash Trust           |  None   |
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|Automated Cash Management Trust        |  None   |
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|Automated Government Cash Reserves     |  None   |
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|California Municipal Cash Trust        |  None   |
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|Connecticut Municipal Cash Trust       |  None   |
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|Government Obligations Fund            |  None   |
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|Government Obligations Tax-Managed Fund|  None   |
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|Massachusetts Municipal Cash Trust     |  None   |
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|Michigan Municipal Cash Trust          |  None   |
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|Municipal Obligations Fund             |  None   |
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|New Jersey Municipal Cash Trust        |  0.10%  |
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|New York Municipal Cash Trust          |  0.25%  |
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|Ohio Municipal Cash Trust              |  None   |
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|Pennsylvania Municipal Cash Trust      |  None   |
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|Prime Cash Obligations Fund            |  None   |
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|Prime Management Obligations Fund      |  None   |
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|Prime Obligations Fund                 |  None   |
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|Prime Value Obligations Fund           |  None   |
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|Tax-Free Instruments Trust             |  None   |
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|Tax-Free Obligations Fund              |  None   |
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|Treasury Obligations Fund              |  0.25%  |
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|U.S. Treasury Cash Reserves            |  None   |
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|Virginia Municipal Cash Trust          |  None   |
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